Exhibit 10.16

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE is entered into as of the 21st day of September 2006, by and between ProLogis-Macquarie Kentucky I LLC, (“Landlord”) and Innotrac Corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a Lease, dated as of April 23, 2002, and as amended by the First Amendment To Lease Agreement dated October 15, 2002, and as amended by the Second Amendment To Lease Agreement dated March 5, 2003, pursuant to which Landlord leased to Tenant approximately 396,000 rentable square feet of space located at 1226 Aviation Blvd., Hebron, Kentucky, (such lease, as heretofore and hereafter modified, being herein referred to as the “Lease”).

WHEREAS, Landlord and Tenant desire to extend the term of the Lease and to modify certain terms and provisions of the LEASE, all as herein more particularly set forth.

NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

1.    The term of the Lease is extended for thirty-six (36) months, such that the Lease shall terminate on July 31, 2010. All of the terms and conditions of the Lease shall remain in full force and effect during such extension period except that the Monthly Base Rent shall be $94,710.00 during such extension.

2.    Addendum 5 of the Original Lease, captioned “Cancellation Option,” is hereby deleted and no longer in force or effect.

3.    With the exception of those terms and conditions specifically modified and amended herein, the Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Lease, the terms and provisions of this Amendment shall supersede and control.

4.    Any obligation or liability whatsoever of ProLogis-Macquarie Kentucky I LLC, a Delaware limited liability company, which may arise at any time under the Lease or this Amendment or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

IN WITNESS WHEREOF, the parties hereto have signed this Third Amendment To Lease as of the day and year first above written.

LANDLORD: ProLogis-Macquarie Kentucky I LLC, a Delaware limited liability company

	By:	ProLogis Management Incorporated, a Delaware corporation, Agent
Signed and Acknowledged In the Presence of:	By:	/s/ Brian N. Marsh
	Name:	Brian N. Marsh
	Title:	Senior Vice President

TENANT: Innotrac Corporation
Signed and Acknowledged In the Presence of:	By:	/s/ Robert Toner
/s/ Shanin Crowther	Name:	Robert Toner
9/21/06	Title:	Vice President